UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 17, 2004

SEALED AIR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

Park 80 East	07663-5291
Saddle Brook, New Jersey	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  201-791-7600

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05                Costs Associated with Exit or Disposal Activities.

On December 17, 2004, Sealed Air Corporation (the “Company”) committed to new profit improvement plans that primarily involve the relocation of operations at three small facilities located outside of the United States in the Company’s food packaging segment, and the related elimination of positions.  These plans are in addition to the profit improvement plans announced by the Company on October 27, 2004.  As a result, the Company estimates that its aggregate pre-tax restructuring charge in the fourth quarter of 2004 will range from $30 to $35 million as compared to its previously-disclosed range of $10 to $15 million.  Of the aggregate charges in the fourth quarter, approximately $21 to $24 million will be charges for employee termination costs and approximately $9 to $11 million will be asset impairment costs.  The Company anticipates that it will make cash expenditures totaling approximately $22 million to $26 million starting in the fourth quarter of 2004 through the second quarter of 2006.

Forward Looking Statements

Some of the statements made by the Company in this Current Report on Form 8-K are forward-looking.  These statements include comments as to future events and trends affecting the Company’s business, which are based upon management’s current expectations and are necessarily subject to risks and uncertainties, many of which are outside the control of the Company.  Forward-looking statements can be identified by such words as “anticipates,” “estimates,” “expects,” “plans,” and similar expressions.  Actual results may differ materially from these expectations due to a number of factors, such as changes in economic, political, business and market conditions, and restructuring charges.  A more extensive list and description of these factors can be found under the heading “Forward-Looking Statements” in Management’s Discussion and Analysis of Results of Operations and Financial Condition, which appears in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q and in the Company’s other publicly-available filings with the Securities and Exchange Commission.

Item 2.06                                                 Material Impairments.

The information regarding asset impairment costs set forth in Item 2.05 above is incorporated herein by reference.  The assets impaired primarily comprise machinery and equipment used in the manufacturing of packaging materials for the Company’s food packaging segment.  The Company concluded that a charge for impairment is required because the carrying value of the long-lived assets were less than their fair value.  The Company does not anticipate that any significant future cash expenditures will result from these impairments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

By:

/s/ Mary A. Coventry

	Name:	Mary A. Coventry
	Title:	Vice President
Dated: December 22, 2004